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                                         LICENSE AGREEMENT

American Express Financial Corporation
IDS Tower 10
Minneapolis, Mn  55440

Dear Sirs:

Each of the Funds named below hereby acknowledges that American Express Financial Corporation is the owner of the trade name and marks "IDS" listed below, and any predecessor names and marks.

American Express Financial Corporation hereby grants to each Fund the non-exclusive right to use such marks for the purpose of offering, selling and distributing any and all shares issued or to be issued by each Fund. This license shall continue with respect to each Fund for as long as American Express Financial Corporation continues to act as the investment manager for that Fund and the Fund uses such marks in accordance with policies and procedures established by American Express Financial Corporation.

American Express Financial Corporation and each Fund agree that in the conduct of its respective business and activities and its rendering of services under such marks it shall adhere to the highest ethical and business standards in the mutual fund field and shall do nothing to bring disrepute to, nor to in any manner damage, the good trade name and marks "IDS".

Trade Name

IDS

Mark                          Registration
"IDS"                         881,460
"IDS"                         881,461

"IDS"                         Application Serial Number 73/673,985

                              Sincerely yours,

                              IDS Bond Fund, Inc.
                              IDS Discovery Fund, Inc.
                              IDS Equity Select Fund, Inc.
                              IDS Extra Income Fund, Inc.
                              IDS Federal Income Fund, Inc.
                              IDS Global Series, Inc.
                                     IDS Global Balanced Fund
                                     IDS Global Bond Fund
                                     IDS Global Growth Fund
                                     IDS Emerging Markets Fund
                                     IDS Innovations Fund
                              IDS Growth Fund, Inc.
                                     IDS Growth Fund
                                     IDS Research Opportunities

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                              IDS High Yield Tax-Exempt Fund, Inc.
                              IDS International Fund, Inc.
                              IDS Investment Series, Inc.
                                     IDS Diversified Equity Income Fund
                                     IDS Mutual
                              IDS Managed Retirement Fund, Inc.
                              IDS Market Advantage Series, Inc.
                                     IDS Blue Chip Advantage Fund
                                     IDS Small Company Index Fund
                              IDS Money Market Series, Inc.
                                     IDS Cash Management Fund
                              IDS New Dimensions Fund, Inc.
                              IDS Precious Metals Fund, Inc.
                              IDS Progressive Fund, Inc.
                              IDS Selective Fund, Inc.
                              IDS Stock Fund, Inc.
                              IDS Strategy Fund, Inc.
                                     IDS Equity Value Fund
                                     IDS Strategy Aggressive Fund
                              IDS Tax-Exempt Bond fund, Inc.
                                     IDS Intermediate Tax-Exempt Bond Fund
                              IDS Tax-Free Money Fund, Inc.
                              IDS Utilities Income Fund, Inc.
                              IDS Life Investment Series, Inc.
                                     IDS Life Aggressive Growth Fund
                                     IDS Life Capital Resource Fund
                                     IDS Life Growth Dimensions Fund
                                     IDS Life International Equity Fund
                              IDS Life Managed Fund, Inc.
                              IDS Life Moneyshare Fund, Inc.
                              IDS Life Special Income Fund, Inc.
                                     IDS Life Global Yield Fund
                                     IDS Life Income Advantage Fund
                                     IDS Life Special Income Fund



                              By:/s/William R. Pearce
                                      William R. Pearce
                                      President of each of the
                                      above-named funds

                              Date: January 25, 1988

Accepted and agreed to:

American Express Financial Corporation



By:/s/John R. Thomas
         John R. Thomas
         Sr. Vice President

REF: ejn7-223